                                                                   EXHIBIT 10(x)


                                LEASE AGREEMENT


                                    BETWEEN

             WARD CORPORATION, a Maryland Corporation, as Landlord

                                      AND

         CRYOMEDICAL SCIENCES, INC., a Delaware Corporation, as Tenant

                               TABLE OF CONTENTS

Section   Description                                     Page No.
-------   --------------------------------------------------------
1.        Definitions                                                  3
2.        Rent; Additional Rent                                        4
3.        Additional Rent                                              4
4.        Delivery and Condition of Premises                           6
5.        Operation of the Building and the Real Property              6
6.        Conduct of Business by Tenant                                6
7.        Alterations and Tenant's Property                            7
8.        Repairs                                                      7
9.        Liens                                                        8
10.       Subordination and Modification                               8
11.       Inability to Perform; No Delay to Constitute
             Eviction                                                  9
12.       Destruction                                                  9
13.       Eminent Domain                                              10
14.       Assignment and Subletting                                   10
15.       Building Services                                           11
16.       Default; Remedies                                           11
17.       Insolvency or Bankruptcy                                    13
18.       Fees and Expenses; Indemnity; Liability
             Insurance                                                13
19.       Access to Premises; Landlord's Right to
             Enter                                                    14
20.       Waiver, Release                                             14
21.       Tenant's Certificates                                       15
22.       Rules and Regulations                                       15
23.       Tax on Tenant's Personal Property                           15
24.       Authority                                                   15
25.       Signage                                                     15
26.       Parking                                                     15
27.       Miscellaneous                                               15

          Exhibits "A", "C"

                                     LEASE

     THIS LEASE is made and entered into as of this 1st day of May, 1995, by and between WARD CORPORATION, a Maryland corporation (herein called "Landlord"), and Cryomedical Sciences, Inc. a Delaware Corporation (herein called "Tenant").
                              W I T N E S S E T H:

     Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises (as hereinafter defined) in the Building.

     1.   Definitions

          1.1  Additional Rent: As defined in Section 3.2, below.

          1.2  Basic Rent: As defined in Section 2.1, below.

          1.3 Building: The building located at 1300 Piccard Drive, Rockville, Maryland 20850, upon the Real Property.

          1.4  Guarantor(s):      N/A

          1.5 Lease: This Lease, as amended from time to time, and all Exhibits attached hereto.

          1.6  Lease Commencement Date:  May 1, 1995.

          1.7 Lease Year: Each period of twelve (12) calendar months during the Term, commencing on the Lease Commencement Date and Partial Lease Year ending on the Term Expiration Date.

          1.8 Operating Expenses Base Amount. The actual operating expenses of the 1994 calendar year. For purposes of redefinition, the operating expense base amount will be adjusted to reflect the first Lease Year that Tenant has occupied the Premises. Tenant will neither owe nor pay any sum of money attributable to operating expenses which accrue during its first Lease Year.

          1.9 Premises: Approximately Five Thousand Four Hundred Ninety-Six (5,496) square feet of rentable floor area located on the First Floor and approximately Twenty Two Thousand One Hundred Twenty (22,120) square feet of rentable floor area located on the Lower Level, located within the Building, and outlined in red on Exhibit A, attached hereto.

          1.10 Real Estate Taxes Base Amount. The actual real estate taxes of the 1994 fiscal year. For purposes of redefinition, the real estate tax base amount will be adjusted to reflect the first Lease Year that Tenant has occupied the Premises. Tenant will neither owe nor pay any sum of money attributable to real estate taxes which accrue during its first Lease Year.

          1.11 Real Property: The land comprising all that certain parcel of land situated in Montgomery County, Maryland, and identified as Lot Six (6) in a subdivision known as "Lots Four (4), Five (5) and Six (6) and dedication of part of Piccard Drive, 70-S Industrial Park "as per plat thereof recorded in Plat Book 87 at plat 9281 among the land records of Montgomery County, Maryland (Tax Account Number 4-201-1457).

          1.12 Term: The five year (5) period commencing on the Lease Commencement Date and ending on the Term Expiration Date, unless the Term shall sooner terminate as hereinafter provided.

          1.13 Term Expiration Date: The Term Expiration Date shall be five (5) years from the Lease Commencement Date or April 30, 2000.

     2.   Rent; Additional Rent

          2.1 Basic Rent. Commencing on the Lease Commencement Date, Tenant shall pay to Landlord during the Term a base rental ("Basic Rent") which shall be Sixteen and 50/100 Dollars ($16.50) per square foot for the Five Thousand Four Hundred Ninety Six (5,496) square feet located on the First Floor on a full service basis and Twelve and 13/100 Dollars ($12.13) per square foot for the Twenty Two Thousand One Hundred Twenty (22,120) square feet located on the Lower Level net of char service which shall both be further detailed in the schedule below. Basic Rent shall be payable by Tenant in lawful money of the United States in equal consecutive monthly installments of one-twelfth the Basic Rent on or before the first day of each calendar month, in advance, at the address specified for Landlord below, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. Rent for any partial month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly Basic Rent per day.

=============================================================================
               5,496 square feet on    22,120 square feet on   Total
               First Floor             the Lower Level

Date           Rate        Amount      Rate        Amount      Monthly Amount
-----------------------------------------------------------------------------
5/1/95         16.50       $7,557.00   $12.13      $22,359.63  $29,916.63
-----------------------------------------------------------------------------
5/1/96         $17.00      $7,786.00   $12.49      $23,023.23  $30,809.23
-----------------------------------------------------------------------------
5/1/97         $17.51      $8,019.58   $12.86      $23,705.27  $31,724.85
-----------------------------------------------------------------------------
5/1/98         $18.04      $8,262.32   $13.25      $24,424.17  $32,686.49
-----------------------------------------------------------------------------
5/1/99         $18.58      $8,509.64   $13.65      $25,161.50  $33,671.14
-----------------------------------------------------------------------------
5/1/2000       $19.14      $8,766.12   $14.06      $25,917.27  $34,683.39
=============================================================================

          2.2 Adjustment of Rent. Commencing with the first anniversary of the Lease Year, The Basic Rent set forth in Paragraph 2.1 hereinabove shall be adjusted annually on each anniversary of the Lease Commencement Date during the balance of the Term by multiplying the Basic Rent for the immediately preceding Lease Year by three percent (3.0%) per annum, computed annually.

          2.3 Additional Rent. Tenant shall pay to Landlord as Additional Rent (as such term is defined in Section 3.2) hereunder, all charges and other amounts required under this Lease including, without limitation, all charges specified in Section 3 hereof. All such amounts and charges shall be payable to Landlord at the time and at the place where Basic Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Basic Rent.

          2.4 Right of First Offering. Upon the expiration of any lease space adjacent to Tenant's demised premises on the first floor or lower level of the building, or on space that is currently vacant within the building, Landlord will offer Tenant that space for lease, throughout the term of Tenant's then current lease and any extension thereof prior to offering the space to the general public. The above is subject to the Landlord and Tenant being able to negotiate a lease rate for the expansion space within ten (10) business days of the initial offering by the Landlord to the Tenant. Within thirty (30) days of the determination of the lease rate, Landlord and Tenant shall execute an amendment to the lease (the "Lease Amendment") which shall incorporate the lease terms for the expansion of space.

          2.5 Late Payment Charge. If Tenant shall fail to pay any Basic Rent or Additional Rent within five (5) business days after the same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) of such unpaid amounts in each instance to cover Landlord's additional administrative costs resulting from Tenant's failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts. Landlord shall waive the late charge set forth herein for the first Two (2) late payments during each Lease Year of the term of the Lease, provided that such payments shall be made within Ten (10) days of written notice to Tenant of such lateness.

          2.6 Returned Check Charge. A service charge of Fifty and 00/100 Dollars ($50.00) will be automatically made for each instance in which a check is returned unpaid for any reason by the Tenant's bank, unless it is Tenant's bank error.

     3.   Additional Rent

          3.1 For purposes of this Section 3, the following terms shall have the meanings hereinafter set forth:

               (a) "Tenant's Share" shall mean that proportion which the rentable floor area of Tenant's Premises bears to the total rentable floor area of the Building; i.e., 27,616 divided by 90,246 square feet or 31%.

               (b) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Real Property and Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Tenant will not be obligated for any amounts due in excess of the original Real Estate Tax bill.

               (c) "Operating Expenses" shall mean the total of the amounts paid by Landlord in connection with the management, operation, maintenance and repair of the Building and the Real Property: (i) the amount paid by the Landlord for air conditioning, electricity, steam, heating, gas, mechanical, ventilating, and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the amount paid by the Landlord for repairs and general maintenance and cleaning, (iii) the amount paid by the Landlord for fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance, (iv) the amount paid by the Landlord for wages, salaries and other labor costs, including taxes, insurance, medical and other employee benefits, excluding bonuses (v) Landlord's reasonable management fees not to exceed five percent (5%), (vi) the amount paid by Landlord for supplying, replacing and cleaning employee uniforms, (vii) the amount paid by Landlord for any capital improvements made to the Building and the Real Property as a labor-saving device or to effect other economies in the operation or maintenance of the Building and the Real Property, or made to the Building and the Real Property after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Building and the Real Property as of the date hereof, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Landlord will provide to Tenant an annual statement of actual operating costs as soon as it is available. Upon review of the annual statement, Tenant has the right to review Landlord's records relating to the actual operating costs in Landlord's office provided Tenant gives Landlord fifteen (15) days written notice of its desire to do so.

               (d) If during all or part of any calendar year, Landlord shall not furnish any particular item of work or service that would be included in the Operating Expenses to ninety-five percent (95%) of the rentable area of the Building because less than ninety-five percent (95%) of the Building is occupied or any other tenant is itself obtaining and providing such item of work or service, then an adjustment shall be made in the Operating Expenses for such calendar year so that the Tenant's Share of the Operating Expenses for such calendar year shall be increased to the amount that Landlord determines are reasonably attributable to the Tenant's use of the Premises.

It is understood and agreed by Landlord and Tenant that the operation of the foregoing gross-up clause is not intended to enable Landlord to recover from Tenant any expenses attributable to any unoccupied space in the Building, but only to insure that Landlord recovers from Tenant a proportionate share of any increase in Operating Expenses over the Base Year Operating Expenses indicated in Section 1.8 hereof which are reasonably attributable to Tenant's occupancy of the Premises.

               (e) Operating Expenses shall exclude (i) costs attributable to specific tenants whether or not recovered from those tenants, (ii) the cost of any capital improvements except those stated in subparagraph 3.1(c)(vii), and
(iii) interest and principal payments on mortgages.

               (f) "Monthly Expenses" with respect to each calendar month during the Term shall mean one-twelfth (1/12) of the total Real Estate Taxes and Operating Expenses for the calendar year in which such month occurs.

          3.2 Payment of Tenant's Share. Commencing with the Second Lease Year, as of the first day of the month in which each anniversary of the Lease Commencement Date occurs, Tenant shall pay to Landlord as additional rent (The "Additional Rent") on or before the first day of each calendar month, an amount which is the sum of the Tenant's Share of (i) any amount by which the total Real Estate Taxes as estimated by Landlord in its reasonable judgement, levied during such Adjustment Year, is expected to exceed the Real Estate Taxes Base Amount specified in Section 1.10, plus (ii) any amount by which the total Operating Expenses for the Adjustment Year as estimated by Landlord in its reasonable judgement, is expected to exceed the Operating Expenses Base Amount specified in Section 1.8 (as the same may be adjusted pursuant to Section 3.3 below). After the expiration of each calendar year commencing or ending during the Term, Landlord shall furnish Tenant with a statement (herein called Landlord's Expense Statement") setting forth in reasonable detail the Operating Expenses and Real Estate Taxes for such calendar year. If the actual Operating Expenses and Real Estate Taxes for such calendar year exceed the estimated Operating Expenses and Real Estate Taxes used by Landlord in determining the Additional Rent paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Tenant's Share of the Operating Expenses and Real Estate Taxes within thirty
(30) days after the receipt of Landlord's Expense Statement, and if the total amount of Additional Rent paid by Tenant for any such calendar year shall exceed the amount which would have been paid based on the actual Tenant's Share of the Operating Expenses and Real Estate Taxes for such calendar year, such excess shall be credited against any Basic Rent or Additional Rent due within thirty (30) days from Tenant to Landlord hereunder, if any, or shall be paid by Landlord to Tenant together with Landlord's Expense Statement. The obligations of Landlord and Tenant under this Section 3.2 shall survive any termination of this Lease. Landlord will provide Tenant with an annual statement of actual operating expenses as soon as it is available after the completion of the calendar year. Tenant has the right to inspect Landlord's records relating to the actual operating expenses in Landlord's offices by providing fifteen (15) days notice to Landlord of Tenant's desire to do so.

          3.3  Excessive Increase in Operating Expenses Occasioned by Tenant.

               (a) Notwithstanding anything to the contrary in this Lease, in the event Tenant installs or operates any heavy duty mechanical or electrical equipment, including auxiliary cooling equipment, in the Premises or conducts any business or undertakes any activities in the Premises which causes Operating Expenses to otherwise increase by an excessive amount under the facts and circumstances, Tenant shall be solely responsible for the costs of any excess electrical consumption or other charges that may be occasioned thereby, in which event, the charges attributable to such excess electrical consumption or other charges shall not be considered an Operating Expense or allocated pro rata among the tenants of the Building but shall instead be added to and payable on a monthly basis as Additional Rent of the Tenant.

               (b) The total average consumption of electricity, including lighting, in excess of four (4) watts per square foot for the Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

               (c) Landlord may require that one or more separate meters be installed to record the consumption or use of electricity or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Landlord. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company.

          4. Delivery and Condition of Premises. Tenant agrees to accept the Premises in an "as is" condition.

          5.   Operation of the Building and the Real Property

               5.1 Maintenance of Building. The manner in which the Building and the Real Property are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord, in a manner consistent with similar office buildings in Montgomery County.

               5.2 Alterations or Additions. Landlord hereby reserves the right, at any time and from time to time, to make alterations or additions to the Building and the Real Property. Landlord also reserves the right at any time and from time to time to construct other improvements in the Building and to enlarge same and make alterations therein or additions thereto. If Landlord chooses to make Alterations or Additions, Landlord will use its reasonable efforts to do so with no interference to Tenant or Tenant's business. If Landlord requires entry into Tenant's Premises, Landlord will provide Tenant with forty-eight (48) hours advance notice, except in the case of an emergency. If possible, any work will be scheduled at a time to cause the least interference to Tenant. In the event Landlord makes alterations to any area which is considered hallway or common area which thereby reduces the core factor for the entire building, Landlord agrees to recompute Tenant's share of the common areas.

          6.   Conduct of Business by Tenant

               6.1 Permitted Use. Tenant shall use and occupy the Premises during the Term of the Lease solely for use as offices and laboratories consistent with Tenant's business and for sales, warehousing or manufacturing, as permitted by law, and for no other use or uses without the prior written consent of Landlord.

               6.2 Uses not Permitted. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Section 6.1 hereof, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

               6.3 Tenant's Compliance with Laws. Unless otherwise the Landlord's responsibility, Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Tenant with respect to the Premises or the use or occupancy thereof.

               6.4 Tenant's Compliance with Insurance Requirements, etc. Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall conflict with the provisions of any insurance policies covering the Building or any property located therein, or result in a refusal by any insurance company to insure the Building or any such property, in amounts reasonably satisfactory to Landlord, or subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or cause any increase in the insurance rates applicable to the Building or property located therein. Tenant, at Tenant's expense, shall comply with all reasonable rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

          7.   Alterations and Tenant's Property

               7.1 Initial Improvements. Landlord is under no obligation to make structural or other alterations, decorations, additions or improvements in or to the Premises.

               7.2 Approved Alterations. Tenant shall make no alterations, installations, additions or improvements in or to the Premises or any portion thereof or any alteration to the mechanical systems of the Premises or any portion thereof, including, without limitation, the plumbing and air conditioning systems of the Premises or any portion thereof or to the apparatus of the Premises or any portion thereof of other or like nature without Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned (any such alteration, installation, addition or improvement for which Landlord's approval is required is hereinafter referred to as an "Approved Alteration"), and shall include Building Standard Improvements. Unless otherwise agreed in writing by Landlord, Tenant shall remove all such Approved Alterations and restore the portion of the Premises affected thereby to its former condition at its sole cost and expense on or before the Term Expiration Date.

               7.3 Requirements for Approved Alterations. Each alteration, installation, addition or improvement, shall be subject to the limitations that such Alteration (a) does not adversely affect the structural strength of the Premises or any portion thereof; (b) does not adversely affect the mechanical, plumbing, electrical and HVAC systems of the Premises or any portion thereof;
(c) does not materially affect the external appearance or value of the Premises or any portion thereof; and (d) does not diminish or impair the use of the Building as a first class office building. Prior to making any Approved Alteration, plans and specifications therefor in such detail as Landlord may request shall be submitted to Landlord and the mortgagees of the Building for approval, except for minor non structural improvements unless the cost is in excess of Five Hundred and 00/100 Dollars ($500.00).

               7.4 Standards for Approved Alterations. All Alterations made by Tenant in the Premises or any portion thereof shall be constructed and completed in a good and workmanlike manner at Tenant's sole cost and expense by contractors approved by Landlord. Prompt payment shall be made by Tenant and Tenant shall keep the Premises free of mechanics' and materialmen's liens and cause the same to be promptly discharged or bonded. Tenant shall deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Real Property for all work, labor and services to be performed and material to be furnished in connection with the proposed Alterations. Tenant shall obtain all necessary governmental permits, licenses and approvals, and shall promptly comply with all applicable laws. The Alterations shall be completed in accordance with the approved plans and specifications where such approvals are required.

               7.5 Tenant's Property. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any furnishings and personal property placed in the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein called "Tenant's Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. Any trade fixtures installed by Tenant can be removed at Tenant's expense at the termination of this Lease.

               7.6 Removal of Tenant's Property. Any of Tenant's Property on the Premises prior to the Term Expiration Date shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal, all on or before the Term Expiration Date. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord Landlord's costs of removal and of any repairs in connection therewith within ten (10) days after the receipt of a bill therefor. Tenant's obligation to pay any such costs shall survive any termination of this Lease.

               7.7 Improvements of Lower Level. Landlord will allow Tenant, at Tenant's sole expense, to perform alterations to the lower level of the building. Such alterations to be made only after Landlord's review and approval of said alterations, such approval not to be unreasonably withheld.

          8.   Repairs

               8.1 Maintenance of Premises. Tenant shall maintain the Premises and, at Tenant's cost and expense, shall make all repairs and replacements to preserve the Premises in good working order and in clean, safe and sanitary condition.

               8.2 Repairs by Tenant. All repairs and replacements made by or on behalf of Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the reasonable rules and regulations for the Building and the Real Property adopted by Landlord from time to time, and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 8.1 above and Tenant fails to commence diligently to effect the same within ten (10) business days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

               8.3 Maintenance of Common Areas. Landlord shall operate and maintain the common or public areas of the Real Property and the Building in a manner consistent with similar office buildings in Montgomery County.

          9.   Liens

               9.1 Work Done on Tenant's Behalf. Any Alterations, repairs, replacements or other work done on the Premises shall be solely on behalf, and for the account, of Tenant and not of Landlord. Landlord's consent to any Alterations shall not be deemed or construed to be Landlord's consent or agreement to subject Landlord's interest in the Premises or the Real Property to any mechanics' or materialmen's liens which may be filed on account of such Alterations. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant, excluding any work performed by Landlord's sub-contractors to construct the initial improvements as outlined in Exhibit "B" of this Lease.

               9.2 Landlord's Right to Release Lien. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien described in Section 9.1 above, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand. Any such action by Landlord shall not in any event be deemed a waiver of Tenant's default with respect thereto.

               9.3 Landlord's Right to Post Notices. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior notice of commencement of any construction on the Premises.

          10.  Subordination and Modification

               10.1 Subordination of Lease. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) any underlying leases that may now exist or hereafter be executed affecting the Building or the Real Property or both, (b) the lien of any mortgage deed of trust or similar security instrument that may now exist or hereafter be executed in any amount for which the Building, the Real Property, or underlying leases, or Landlord's interest or estate in any of said items is specified as security, and (c) all renewals, modifications, consolidations, replacements and extensions of any of the foregoing.

                    Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such ground lease or underlying lease, or the lien of any such mortgage or deed of trust. If Tenant fails to execute such instruments within thirty (30) days after written request therefor, Landlord is hereby appointed Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for an on behalf of Tenant.

          Landlord will at Tenant's written request, attempt to obtain a Non Disturbance Agreement from all current or future mortgagees of the Building or Real Property which recognizes such lessor or mortgagee, as the case may be, and, among other things, provides that, notwithstanding any default with respect to any underlying lease, mortgage or any foreclosure thereof, Tenant's possession and right of use under this Lease in and to the Premises shall not be disturbed by such lessor or mortgagee, if Tenant attorns to such, unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. Any and all costs involved in obtaining such a Non Disturbance Agreement will be the sole responsibility of Tenant.

               10.2 Attornment. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of any ground lease, underlying lease or lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.

               10.3 Amendment or Modification. If, in connection with any loan secured by a mortgage or deed of trust affecting the Building, Real Property or both, the lender should require any amendment or modification of the terms hereof, Tenant shall duly execute and deliver any instrument reasonably requested by such lender to affect such amendment or modification; provided, that such amendment or modification shall not enlarge or decrease the term hereof or increase the amount of Basic Rent or Additional Rent payable hereunder, or modify any of the business terms of this Lease.

          11. Inability to Perform; No Delay to Constitute Eviction. If, for any reason, Landlord is unable to perform or make or is delayed in fulfilling any of its obligations under this Lease, and such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war or warlike conditions in this or any foreign country, fire and casualty, legal requirements, energy shortage or causes beyond the reasonable control of Landlord, assuming Landlord acts promptly thereafter, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise.

          12.  Destruction

               12.1 Repair by Landlord. If the Premises shall be damaged by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord shall repair such damage; provided however, that Landlord shall have no obligation to repair any damage to or to replace Tenant's Property, Approved Alterations (except as described below) or any other property or effects of Tenant and Landlord shall have no liability for, or obligation to repair, water damage caused by sprinkler leakage, blocked or burst pipes or otherwise; provided further, Landlord's obligation to repair any damage to the Premises and the Approved Alterations shall be limited to the extent of the proceeds of any insurance policy carried by Landlord or Tenant which are disbursed to the Landlord. Except as otherwise provided in this
Section 12, if the entire Premises shall be rendered untenantable by reason of any such damage, the Basic Rent shall abate for the period from the date of such damage to the date when the Premises shall again be available for occupancy by Tenant, which date shall not exceed one hundred twenty (120) days from the date of such damage and if the period of time does exceed this one hundred twenty (120) days, Tenant has the right to cancel this Lease with thirty (30) days written notice to Landlord. If only a part of the Premises shall be rendered untenantable, the Basic Rent shall abate for such period in the proportion that the rentable area of the part of the Premises so rendered untenantable bears to the total rentable area of the Premises.

               12.2 Termination of Lease in the Event of Total Destruction. Notwithstanding the provisions of Section 12.1 hereof, if, prior to or during the Term (a) the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall determine, in its sole discretion, not to restore the Premises, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, may give to Tenant within ninety (90) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Term Expiration Date; and the Basic Rent and Additional Rent shall be apportioned as of such date and any prepaid portion of Basic Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

               12.3 Landlord's Insurance. Landlord shall attempt to obtain and maintain, throughout the Term, in Landlord's casualty insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord's casualty insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Landlord for such additional premium for the remainder of the Term, Landlord shall require the inclusion of such or similar provisions by Landlord's casualty insurance carriers. As long as such or similar provisions are included in Landlord's fire insurance policies then in force, Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's casualty insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

               12.4 Tenant not Relieved from Liability. Except to the extent expressly provided in Section 12.3 hereof, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

               12.5 No Abatement of Rent if Damage Caused by Tenant. Notwithstanding the foregoing provisions of Section 12 hereof, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Basic Rent or Additional Rent by reason of such damages, unless Landlord is reimbursed for such abatement of Basic Rent or Additional Rent pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

          13.  Eminent Domain

               13.1 Total Condemnation. If all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty
(60) days following notice to Landlord as of the date on which said dispossession will occur.

               13.2 Landlord Entitled to Award. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant or the interruption of or damage to Tenant's business, provided such award does not otherwise diminish Landlord's award.

               13.3 Partial Condemnation. In the event of a partial condemnation or other taking in any manner for public or quasi-public use that does not result in a termination of this Lease as to the entire Premises, the Basic Rent and Additional Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. It is understood and agreed that in the event of a partial condemnation, Landlord and Tenant will discuss in a reasonable businesslike manner, what space is useable for Tenant.

               13.4 No Termination of Lease. If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, and Basic Rent and Additional Rent shall abate in proportion to the portion of the Premises taken during such temporary condemnation or other taking. It is understood and agreed that in the event of a partial condemnation, Landlord and Tenant will discuss in a reasonable businesslike manner, what space is useable for Tenant.

          14.  Assignment and Subletting

               14.1 No Assignment or Subletting Permitted. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, sublease, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, a corporate reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 shall not be considered an assignment or subletting within the meaning of this Section 14.1. Tenant agrees that any permitted assignment or subletting hereunder may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant.

               14.2 Procedure for Assignment, Subletting. If Tenant desires at any time to assign, sublease or otherwise transfer the Premises or any portion thereof, it shall send a written notice to Landlord, which notice shall contain
(a) the name of the proposed occupancy or subtenant, (b) the nature of the proposed occupant's or subtenant's business to be carried on in the Premises,
(c) the portion(s) of the Premises to be subject to such assignment or sublease and the other terms and provisions of the proposed assignment or sublease, (d) such financial information as Landlord may reasonably request concerning the proposed occupant or subtenant, and (e) a true copy of a proposed assignment or sublease.

               14.3 No Release of Tenant. No assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Any assignment or sublease that is not in compliance with this Section 14 shall be void and, at the option of Landlord, shall constitute a default by Tenant under this Lease.

          15.  Building Services.

               15.1 Standard Services. Landlord shall furnish reasonably adequate electrical power for all normal office machines and lighting, water and char services in a manner consistent with similar office buildings in Montgomery County without additional cost to Tenant. Landlord shall furnish hot and cold water at those points of supply provided for the general use of all of the tenants in the Building, as well as central heat and air-conditioning in season, at such time as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard, Monday through Friday, from 8:30 A.M. to 6:00 P.M., and on Saturday from 9:00 A.M. to 1:00 P.M. or other such hours as Landlord may in its discretion broaden but not lessen, exclusive of Sundays and all Federally-designated and Maryland designated holidays which Landlord may choose to acknowledge during such seasons of the year when such services are normally and usually furnished in modern office buildings in the Washington, D.C. Metropolitan Area. Landlord shall provide routine maintenance, painting and electrical lighting service for all public areas and special service areas of the Building. In the event an air conditioner unit or units (in excess of Building Standard Improvements), for the purposes of cooling computers or other office machinery, are installed by Tenant, the operation of the unit(s) shall be under Tenant's control, and the maintenance costs shall be the obligation of Tenant. Failure by Landlord to any extent to furnish these defined services unless due to Landlord's gross negligence, or any cessation thereof, or delay thereof caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God or from any other cause, shall not render Landlord liable in any respect for damages to either person or property, nor shall such events be construed an eviction of Tenant, nor work an abatement of Basic Rent or Additional Rent, nor relieve Tenant from the fulfillment of any term, condition, covenant or agreement contained in this Lease. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of Basic Rent or Additional Rent or for any damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant shall furnish Landlord with a list of office equipment which shall become a part of this Lease and marked as Exhibit E.

               15.2 Additional Services. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 15.1, provided Tenant gives Landlord notice of the nature and extent of additional services desired by 1:00 P.M. on any day it desires additional services in the evening, or by 1:00 P.M. on the Friday before it desires additional services on the succeeding Saturday or Sunday, or by 1:00 P.M. of the last normal business day preceding any holidays Landlord has indicated it will acknowledge, then, in any such event Landlord will furnish such additional services requested at $55.00 per hour; provided, further, that there will be a minimum charge of four
(4) hours each time overtime services are required.

          16.  Default; Remedies

               16.1 Events of Default. The following shall constitute an event of default under this Lease:

                    (a) The failure to pay any amount of Basic Rent or Additional Rent in full within five (5) business days after the same is due. However, Landlord shall waive the late charge set forth herein for the first two (2) late payments during each Lease Year of the term of this Lease, provided that such payments shall be made within Ten (10) days of written notice to Tenant to such lateness.

                    (b) The failure to perform or honor any other covenant or condition made under this Lease, provided Tenant shall have a grace period of ten (10) days from the date of written notice from Landlord within which to cure any such failure governed by this subparagraph but not specifically by the other subparagraphs of this Section 16-1; provided however, that with respect to any such default, that cannot reasonably be cured within such ten (10) day grace period, Tenant shall not be deemed in default if Tenant commences to cure within ten (10) days from Landlord's notice and continues to prosecute diligently the curing thereof to completion within a reasonable time; and provided, further, that if any such failures which would be deemed defaults hereunder upon expiration of such grace period occur more often that twice in any twelve month period, the foregoing requirements of written notice and a grace period shall be deemed waived with respect to any such subsequent failures for the remainder of the Term.

                    (c) If any representation or warranty made by Tenant, or others on behalf of Tenant, under or pursuant to the Lease shall prove to have been false or misleading in any material respect (including by way of material omissions) as of the date on which such representation or warranty was made.

                    (d) If Tenant makes or consents to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in bankruptcy or insolvency proceeding is filed against Tenant and not discharged or dismissed within thirty (30) days, or Tenant is adjudicated bankruptcy or admits in writing its inability to pay its debts or that it is insolvent.

                    (e) Unless adequately covered by insurance in the reasonable opinion of the Landlord, the entry of a final judgment for the payment of money in excess of $50,000.00 against the Tenant and the failure by the Tenant to discharge the same, or cause it to be discharged, or bonded off to the Landlord's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

                    (f) If Tenant shall dissolve or liquidate, and such dissolution or liquidation is not in connection with a reorganization, merger or consolidation approved in writing by Landlord.

               16.2 Landlord's Remedies. Upon the occurrence of an Event of Default which is not cured by Tenant within the grace periods specified in
Section 16.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:

                    (a) Landlord may terminate this Lease by notice to Tenant (and Tenant hereby expressly waives any other or additional notice to quit or notice of Landlord's intention to re-enter), whereupon this Lease and the Term shall terminate, Tenant shall quit, vacate and surrender the Premises and all amounts accrued and unpaid Basic rent and Additional Rent shall be due and payable in full.

                    (b) Upon any termination of this Lease pursuant to Section 16.2(a) or Section 17, Landlord may (i) proceed to re-enter the Premises and recover possession thereof; (ii) as attorney-in-fact for Tenant, remove therefrom all persons and Tenant's Property, store such Tenant's Property in a public warehouse or elsewhere at the cost, and for the account, of Tenant, sell such Tenant's Property and apply the proceeds thereof to payment of Tenant's obligations and liabilities under this Lease, and hold the balance of such proceeds, if any, in trust for Tenant; (iii) restore the Premises to good order and repair or otherwise prepare the Premises for reletting by making such alterations, repairs or replacements in the Premises as Landlord, in its reasonable discretion deems necessary or appropriate; and (iv) relet the Premises for such rent, for such term (which may be longer or shorter than the Term originally reserved hereunder) and upon such other terms and conditions as are not unreasonable under the circumstances. Tenant shall be liable for all damages sustained by Landlord in connection with such termination of this Lease, including without limitation the excess of the aggregate amounts of Basic Rent and Additional Rent reserved under this Lease for the Term originally reserved hereunder over net amounts actually realized in reletting the Premises, reasonable attorneys' fees, brokerage commissions and the costs and expenses of recovering possession of the Premises and restoring the Premises to first class condition for reletting.

                         Any such damages may, at Landlord's election, be
recovered in one or more actions upon termination of the Term, at the time of any initial reletting or from time to time as such damages may become more easily ascertainable by successive relettings. In no event shall Landlord be liable for any failure to relet the Premises or for any failure to collect any amounts due on account of relettings and in no event shall Tenant have any right to any excess of amounts received by Landlord on account of relettings over amounts which Tenant may be liable hereunder.

                    (c) Landlord may elect not to terminate this Lease but to recover the Basic Rent and Additional Rent accruing hereunder in one or more actions as the same become due or, in advance, the present value of Basic rent and Additional Rent to become due hereunder, discounted by a factor of eight percent (8%) per annum; or, as attorney-in-fact for Tenant, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its reasonable discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting (i) Tenant shall be immediately liable for payment to Landlord of, in addition to Basic Rent and Additional Rent due hereunder, the cost of such subletting and such alterations and repairs incurred by landlord and the amount, if any, by which the Basic Rent and Additional Rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Basic Rent and Additional Rent for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Basic Rent and Additional Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Basic Rent and Additional Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Basic Rent and Additional Rent as the same become due hereunder.

                         If Tenant has been credited with any rent to be
received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No subletting of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a notice of such termination is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

                    (d) Landlord may have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 16.2(b) hereof.

                    (e) Tenant hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Landlord under this Lease, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein, unless required by the Rules of Procedure and (iv) have the same consolidated with any other or separate suit, action or proceeding, unless required by the Rules of Procedure. Nothing herein contained shall prevent or prohibit Tenant from instituting or maintaining a separate action against Landlord with respect to any asserted claim.

          17. Insolvency or Bankruptcy. Upon the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, this Lease shall automatically terminate without notice or other action by Landlord or Tenant; provided further, that Landlord shall have the right, within thirty (30) days after Landlord has actual knowledge of the events effecting such termination, to revoke such termination and reinstate this Lease retroactively to the date of such termination. Upon, and at any time after, such termination, Landlord shall have the right to exercise the remedies reserved under Section 16.2(b). In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

          18.  Fees and Expenses; Indemnity; Liability Insurance

               18.1 Performance by Landlord. If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and with reasonable notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

               18.2 Indemnification by Tenant. Tenant agrees to indemnify Landlord, its employees, agents, contractors, mortgagees and successors in interest against and save Landlord, its employees, agents, contractors, mortgagees and successors in interest harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fires and reasonable counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including, without limiting the generality of the foregoing (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, of (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, unless caused by Landlord's gross negligence, or (d) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to, during, or after the expiration of the Term, including without limitation, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord's agents, and the lessor or lessors under all ground or underlying leases, from and against any and all loss, cost, liability, damage and expense including, without limitation, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.

               18.3 Liability Insurance. Tenant shall procure at its cost and expense and keep in effect during the Term comprehensive general liability insurance including contractual liability naming Landlord as an additional insured thereunder, with a minimum combined single limit of liability of One Million Dollars ($1,000,000.00). Such insurance shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage.

               18.4 Delivery of Policies. Tenant shall deliver policies of all required insurance, or certificates thereof, to Landlord on or before the Lease Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, after reasonable notice to Tenant, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Section 18.4 shall in no way limit Tenant's liability under any of the other provisions of this Section.

               18.5 Landlord Not Liable. Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connection with the Premises or any part of the Building or of third parties either legally or illegally within the Premises or the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss or property within the Premises from any causes whatsoever, including theft or vandalism, unless caused by Landlord's gross negligence.

               18.6 Payment by Tenant. Except as specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within five (5) days after notice by Landlord to tenant of the amount thereof: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Section 18.1 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 18.2 hereof; and (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Basic Rent, Additional Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, if Landlord prevails. Any sum of money (other than Basic Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease, whether prior to or after the Lease Commencement Date, may, at Landlord's option, be deemed Additional Rent. Tenant's obligations under this 18.6 shall survive the expiration or earlier termination of the Term.

          19. Access to Premises; Landlord's Right to Enter. Landlord reserves and shall have the right to enter the Premises at all reasonable times with Landlord providing forty-eight (48) hours advance notice to Tenant, except in the case of an emergency, and Landlord will to the extent possible, make a diligent effort not to inconvenience Tenant to respect same, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises, adjacent premises and any other portion of the Building or any systems serving any of the same, without abatement of Basic Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed; provided that the entrance to the Premises shall not be blocked thereby. Landlord and its agents shall also have unrestricted access to the Premises at any time in the event of an emergency, without abatement of Basic Rent or Additional Rent. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated as such by Tenant in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

          20.  Waiver, Release

               20.1 No Waiver. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Basic rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord or a lesser amount than the aggregate of all Basic Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Basic Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Basic Rent or Additional Rent in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or to pursue any other legal remedy.

               20.2 Modifications in Writing. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          21. Tenant's Certificates. Tenant, at any time and from time to time upon not less than fifteen (15) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building and Real Property, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Term Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Basic Rent and Additional Rent and other charges under this Lease have been paid, including but not limited to current financial statements for Tenant (and any Guarantors of Tenant's obligation hereunder), which is a condition of Landlord's loan documents and may be required in writing by Landlord's lender. If any documents are requested from Tenant that are considered to be confidential or proprietary in nature, Landlord and its lenders will keep such information private. It is intended that any such certificate of Tenant delivered pursuant to this Section 21 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property.

          22. Rules and Regulations. Tenant, its agents, employees, invitees, licensees, customers, clients and guests shall at all times faithfully observe and comply with the reasonable rules and regulations attached hereto as Exhibit C, and such other reasonable rules and regulations as may be promulgated from time to time by Landlord, and all modifications thereof and additions thereto, from time to time, put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

          23. Tax on Tenant's Personal Property. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon demand and proof, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment.

          24. Authority. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the State of Maryland and Delaware, that Tenant has full right and authority to enter into this Lease, and each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

          25. Signage. At no cost to Tenant, Tenant shall be allowed one listing in the directory for the Building in the main entrance lobby and lettering on the main entry door to the Premises, as approved by Landlord. No other sign, advertising or notice shall be inscribed, affixed or displayed on any part of the outside or inside or the Building, unless such sign specifications and location are approved in writing in advance by Landlord. If any sign, advertisement or notice is improperly exhibited Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in such removal.

          26. Parking. Tenant's shall have the right without charge to use the parking facilities of the Building. Tenants use of such facilities shall be in common with other tenants or occupants of the Building and their respective licensees and permitees and Tenant shall not be entitled to assigned parking spaces. In any event, Tenant's use of the parking facilities shall be in accordance with the rules and regulations of Landlord or any operator of such facilities in effect from time to time. The parking facilities shall be lighted during evening hours. Tenant shall be allowed the use of 70 parking spaces. Landlord has the right to restrict the use of the parking area to this number.

          27.  Miscellaneous

               27.1 Notices. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by mail or delivered personally as follows:

               to Tenant:     Cryomedical Sciences, Inc.
                              1300 Piccard Drive
                              Suite 102
                              Rockville, MD 20850
                              Attention: J.J. Finkelstein

               to Landlord:   Ward Corporation
                              1300 Piccard Drive
                              Rockville, MD 20850
                              Attention: Richard E. Ward
or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice to the other in accordance with the provisions of this Section. Any such bill, statement notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Section if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

               27.2 Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and the feminine. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

               27.3 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the building as owner or lessee, including any transfer by operation of law, the Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

               27.4 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

               27.5 Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maryland.

               27.6 No Option to Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

               27.7 Entire Agreement. This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

               27.8 Inspection by Landlord. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

               27.9 Legal Fees Paid by Prevailing Party. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.

               27.10 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided hereunder, ordinary wear and tear excepted.

               27.11 Quiet Enjoyment. Upon Tenant paying the Basic Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages, ground or underlying lease referred to herein.

               27.12 No Reduction in Rent. Tenant covenants and agrees that no diminution of light, air or view by any structure that my hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Basic Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

               27.13 Holding Over by Tenant. Any holding over after the Term Expiration Date or the termination of the Term if sooner with the consent of Landlord shall be construed to be a tenancy from month to month at a rental equal to One Hundred Twenty-Five percent (125%) of the Basic Rent herein specified, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises as provided in Section 16 hereof.

               27.14 Broker; Indemnification Therefor. Tenant warrants that they have not engaged any Broker with relation to this transaction, therefore no commission will be due.

               27.15 No Recordation of Lease by Tenant. Tenant will not record this Lease or any memorandum or short form hereof, but at the request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord in proper form for recordation a memorandum of this Lease, setting forth the terms and provisions hereof in summary form.

               27.16 No Merger of Estates. The fee title of Landlord and the leasehold estate of Tenant shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in the Premises or any portion thereof; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all persons at the time having any interest in the fee estate and all persons having any interest in the Lease or the leasehold estate, including any mortgagee or leasehold mortgagee, shall join in the execution of a written instrument affecting such merger of estates.

               27.17 Security Deposit. Simultaneously with the execution of this Lease, Landlord hereby acknowledges existence of previously deposited Security Deposit in the sum of Eighteen Thousand Seven Hundred Twenty-Seven and 00/100 Dollars ($18,727.00), as a security deposit for the performance by Tenant of the provisions of this Lease. Such deposit shall be considered as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease. In the event of any default by Tenant hereunder, landlord shall have the right, but shall not be obligated to apply all or any portion of the deposit to cure such default, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the deposit to its original amount. If Tenant is not in default at the expiration of the Term, Landlord shall return the security deposit to Tenant.

               27.18 Right to Relocate. Intentionally Deleted.

               27.19 Additional Documents. This Lease includes and incorporates the Exhibits listed in the Table of Contents and the following additional documents, all of which are attached hereto and made a part hereof (check if applicable):

(  ) First Addendum to Lease       ( ) Guarantee of Lease
( X ) Other: Exhibit "A", "C"


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day and year first above written.

LANDLORD:                          TENANT:

WARD CORPORATION                        CRYOMEDICAL SCIENCES, INC.

By:  /s/ RICHARD E. WARD                     By: /s/ J.J. FINKELSTEIN
   --------------------------                   -------------------------
     Richard E. Ward                    J.J. Finkelstein
     Its President                 Its President and CEO

ATTEST:                            ATTEST:

By: /s/ CARRIE W. ACCARDI                    By: /s/ THEODORE D. PENNINGTON
   --------------------------                   ----------------------------
     Carrie W. Accardi                     ______________, Its Secretary


[Corporate Seal]                   [Corporate Seal]

                                 [FIGURE 1]

                                WARD BUILDING
                                 LOWER LEVEL

                                 [FIGURE 2]

                                WARD BUILDING
                                 FIRST FLOOR

                                   EXHIBIT C

                             RULES AND REGULATIONS

     Reference is made to a certain Lease dated May 1, 1994 to which these Rules and Regulations are attached. Definition of terms is set forth in the Lease.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other public portions or facilities of the Building.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No drapes, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of the Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without incurring any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablets shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord.

     4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, not placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

     5. The water, wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     6. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electric device, wiring or apparatus in connection with a loud speaker system or other sound system.

     7. No bicycles, vehicles or animals, except those small animals which may be used for experimental purposes, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on said Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

     9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Premises, unless approved within the building's I-3 zoning.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. The doors leading to the corridors or main halls shall be kept closed except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by such tenant, and in the event of the loss of any key, so furnished, such tenant shall pay to the Landlord the cost thereof.

     12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter or any description must take place only at the loading dock during the hours which the Landlord or its agent may determine from time to time. There shall be no loading or unloading at the main entrance
of the Building.   The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

     13. Any person employed by any tenant to do janitor work within the Premises must obtain Landlord's consent and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by the Landlord, its agents or employees.

     14.  Intentionally Deleted.

     15. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not property identify himself to any building management or watchman on duty. Each tenant shall be responsible for all persons from whom he authorizes entry into or exit out of the Building, and shall be liable to the Landlord for all acts of such persons.

     16. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     17. Each tenant, before closing and leaving the Premises at any time, shall see that all lights are turned off.

     18. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

     20. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     21. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

     22. Mats, trash or other objects shall not be placed in the public corridors.

     23. The tenant shall refer to the Building only by the name from time to time designated by the Landlord, and shall use such name only for the business address of the Premises and not for any promotional or other purposes.

     24. Violation of these rules and regulations, or any amendments thereto, shall be sufficient cause for termination of this Lease at the option of the Landlord.

     25. Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve tenant from any obligation or liability of tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of tenant's failure to comply with any such rule or regulation.

                                    ADDENDUM

     THIS ADDENDUM dated June 21, 1995 is incorporated in and made a part of the Lease dated May 1, 1995 (the "Lease") between Ward Corporation (the "Landlord") and Cryomedical Sciences, Inc. (the "Tenant") covering approximately Five Thousand Four Hundred Ninety-Six (5,496) square feet of rentable floor area on the first floor and Twenty Two Thousand One Hundred Twenty (22,120) square feet of rentable floor area on the lower level in Landlord's building known by the street address of 1300 Piccard Drive, Rockville, MD 20850, the provisions of this Addendum being as follows:

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto acknowledge that the Lease Agreement is amended as follows:

1. Section 1.9 of the Lease Agreement is hereby amended by adding the following sentence at the end thereof:

     "Effective June 15, 1995, the Premises shall contain an additional One Thousand One Hundred Fifty-One (1,151) square feet (hereinafter the "Additional Lease Space") of rentable floor area located on the Lower Level which space is shown on Exhibit "A-1", thereby causing the entire Leased Premises to contain a total of Twenty-Eight Thousand Seven Hundred Sixty-Seven (28,767) net rentable square feet."

2. Section 2.1 of the Lease Agreement is hereby amended by adding the following sentence at the end thereof:

     "Basic Rent for the Additional Lease Space (as defined in this Addendum) shall be Eight and 50/100 Dollars ($8.50). Such Additional Lease Space shall be subject to the same terms and conditions as outlined in the Lease.

3. Section 3.1(a) of the Lease Agreement is hereby amended by deleting the words "27,616 divided by 90,246 square feet or 31%" and substituting the following therefor:

     "28,767 divided by 90,246 square feet or 32%"

4. Except as expressly modified hereby, the terms and conditions of the Lease Agreement shall remain in full force and effect; provided however, that if any term or condition of the Lease Agreement conflicts with or is inconsistent with any term or condition of this Addendum, the terms and conditions of this Addendum shall prevail.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the __ day of __________, 1995.

LANDLORD:                               TENANT:

Ward Corporation                        Cryomedical Sciences, Inc.


By: /s/ RICHARD E. WARD                 By: /s/ J.J. FINKELSTEIN
   -------------------------               -----------------------
   Richard E. Ward                      J.J. Finkelstein,
   Its President                        Its President and CEO


ATTEST:                                 ATTEST:


By: /s/ CARRIE W. ACCARDI               By: /s/ T.D. PENNINGTON
   -------------------------            -----------------------
   Carrie W. Accardi                    T.D. Pennington,
                                        Its Assistant Secretary

   [Corporate Seal]                     [Corporate Seal]